December 28, 2000

VIA EDGAR

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

      Re:   Oppenheimer Real Asset Fund
            Written Representation of Counsel
            Reg. No. 333-14887; File No. 811-07857
            --------------------------------------

To the Securities and Exchange Commission:

            On behalf of Oppenheimer Real Asset Fund (the "Fund") and pursuant to Paragraph (b)(4) of Rule 485 under the Securities Act of 1933, as amended (the "1933 Act"), and in connection with an Amendment on Form N-1A which is Post-Effective Amendment No. 7 to the 1933 Act Registration Statement of the Fund and Amendment No. 8 to its Registration Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared or reviewed such Amendment, hereby represents to the Commission for filing with such Amendment, that said Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of said Rule 485.


                                          Sincerely,

                                          /s/Philip T. Masterson

                                          Philip T. Masterson
                                          Vice President &
                                          Assistant Counsel
                                          (303) 768-2486
                                          Fax: (303) 768-3019



Attachments

cc:  Larry Green, Securities and Exchange Commission
     Myer, Swanson, Adams & Wolf, P.C.
     Deloitte & Touche LLP